EXHIBIT 23.02

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 4, 1995 included in the Wasatch education Systems Corporation's Form 10-KSB for the fiscal year ended June 30, 1995 and references to our Firm included in this Registrations Statement.


/s/ARTHUR ANDERSEN LLP
  	ARTHUR ANDERSEN LLP


Salt Lake City, Utah
December 5, 1995